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                          MANAGEMENT SERVICES AGREEMENT


     This Management Services Agreement ("Agreement") is made this 14th day of November, 1997 by and between Unique Investment Corp., a California corporation ("Unique"), and Hawker Pacific Aerospace, a California corporation ("Hawker Pacific"), with reference to the following:

     A. Hawker Pacific is engaged in the repair and overhaul of landing gear and hydromechanical components for a variety of aircraft.

     B. Unique is in the business of providing management, strategic planning assistance, general business advice and other services to companies and their executive management.

     C. In their capacities as principal shareholders and members of the Board of Directors of Hawker Pacific, certain of Unique's executive officers have gained extensive knowledge and a unique understanding of Hawker Pacific's business and its operations, and as such, the Company and its executive management ("Management") have determined that Unique's services would benefit the Company in the future.

     D. Hawker Pacific desires to retain Unique and Unique agrees to be retained, on the terms set forth below, to consult with Hawker Pacific in its operations, render certain management services to Hawker Pacific and Management and advise on such other matters as Hawker Pacific may require.


                                    AGREEMENT

     In consideration of the foregoing and of the mutual covenants herein contained, the parties, intending to be legally bound, agree as follows:

     1. MANAGEMENT SERVICES. Beginning January 1, 1999, Hawker Pacific engages Unique, and Unique accepts such engagement to render such management, advisory and consulting services with respect to Hawker Pacific's business as Management may request from time to time, including, without limitation, the following: (i) general consulting on Hawker Pacific's operations and strategic plan; (ii) assistance and advice regarding hiring of executive management personnel; (iii) assistance in obtaining or providing of funding to meet Hawker Pacific's working capital requirements; and (iv) any such other role as Management may require on Hawker Pacific's behalf.

     2. TERM. This Agreement shall commence upon the closing of a bona fide underwritten initial public offering (the "Public Offering") of Hawker Pacific's securities registered under the Securities Act of 1933, as amended (the "Act") and shall continue until terminated pursuant to Paragraph 4 below (the "Management Term"). Upon the

                                      1.

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closing of the Public Offering, that certain Management Agreement dated as of
March 1, 1997 by and between Hawker Pacific and Unique shall terminate automatically without further action.

     3. MANAGEMENT FEES AND EXPENSES. As compensation for the services to be rendered under this Agreement, Unique shall receive a fee of $12,500 per month commencing on January 1, 1999 and continuing throughout the Management Term. In addition, Hawker Pacific shall reimburse Unique for all reasonable and necessary expenses incurred in carrying out its duties under this Agreement. Any such reimbursement shall be made within 30 days following submission to Hawker Pacific of invoices or other reasonable documentation of such expenses so incurred.

     4. TERMINATION. This Agreement shall terminate upon the closing of a bona fide underwritten public offering of the Company's securities registered under the Act in which at least 25% of the securities sold in such public offering are sold by selling shareholders of the Company; PROVIDED, HOWEVER, that termination of the Management Term under this Paragraph 4 shall not affect, limit, waive or otherwise modify Hawker Pacific's obligation to pay Unique all fees and reimbursable expenses incurred up to and through the effective date of termination.

     5. STATUS. The parties intend and agree that Unique is a consultant and not an employee, agent, partner or joint venturer of Hawker Pacific. Unique shall not represent to any third party that it is an employee, agent, partner or joint venturer of Hawker Pacific. Unique shall not be entitled to receive any employment benefits offered to employees of Hawker Pacific.

     6. ATTORNEY'S FEES. In the event any legal action or proceeding is commenced under or pursuant to any of the terms and conditions of this Agreement, or to interpret or enforce the terms of or obligations arising out of this Agreement, or to recover damages for the breach of this Agreement, the party prevailing in any such action or proceeding shall be entitled, in addition to any other relief awarded by a Court of competent jurisdiction, or other tribunal, to recover from the other party all reasonable attorneys' fees, costs and expenses incurred.

     7. CHOICE OF LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of California, without reference to principles governing conflict of laws. HAWKER PACIFIC AND UNIQUE HEREBY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN ORANGE COUNTY OF THE STATE OF CALIFORNIA OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT AND AGREE THAT SERVICE ON THEM IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE EFFECTED BY GIVING NOTICE AS PROVIDED IN PARAGRAPH 12 HEREOF.

                                      2.

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     8.   HEADINGS.  The headings of the sections and paragraphs of this
Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

     9. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of Unique and Hawker Pacific with respect to the subject matter hereof and supersedes all prior and contemporaneous arrangements or understandings with respect thereto.

     10. AMENDMENTS; WAIVERS. The terms and provisions of this Agreement may not be modified or amended, nor may any provision be waived, except pursuant to a writing signed by both parties.

     11. CONFIDENTIALITY. During the Term of this Agreement, Unique may have access to certain confidential information and trade secrets relating to Hawker Pacific's business. Except as may be required to carry out its duties as defined in Paragraph 1 above, Unique, during the Management Term and for three years thereafter, agrees not to disclose directly or indirectly any such confidential information or trade secrets to any third party without Hawker Pacific's prior consent.

     12. NOTICES. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent telecopy, nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the following addresses set forth or such address as a party may designate in writing to the other party.

     If to Hawker Pacific:    11240 Sherman Way
                              Sun Valley, California  91352
                              Attention:  David Lokken
                              Tel. # (818) 765-6201
                              Fax # (818) 765-2416

     If to Unique:            1380 South Vernon Street
                              Anaheim, California  92805
                              Attention:  Scott Hartman
                              Tel. # (714) 780-5888
                              Fax # (714) 780-5887

     All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery or delivery by telecopy, on the date of such delivery, (b) in the case of dispatch by nationally-recognized overnight courier, on the next business day following such dispatch and (c) in the case of mailing, on the third business day after the posting thereof.

                                      3.

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     13.  SEVERABILITY.  Should any provision of this Agreement be deemed unenforceable by any arbitrator or court of competent jurisdiction, the remainder of the Agreement shall not be affected thereby.

     14. CORPORATE AUTHORIZATION. Hawker Pacific hereby represents and warrants that it has all corporate authority for the execution and performance of this Agreement.

     15. COUNTERPARTS. This Agreement may be executed concurrently in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                            HAWKER PACIFIC AEROSPACE


                                            By: /s/ DAVID LOKKEN
                                                ----------------
                                                David Lokken
                                                President and Chief Executive
                                                Officer


                                            UNIQUE INVESTMENT CORP.



                                            By: /s/ SCOTT HARTMAN
                                                -----------------
                                                Scott Hartman
                                                Chief Operating Officer


                                      4.